Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sparton Corporation

Schaumburg, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated September 3, 2013, relating to the consolidated financial statements, the effectiveness of Sparton Corporation’s internal control over financial reporting and schedule of Sparton Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013.

/s/ BDO USA, LLP

Grand Rapids, Michigan

March 31, 2014